EXHIBIT 99.4

FORM OF NOTICE OF GUARANTEED DELIVERY

Notice of Guaranteed Delivery
for
Bausch & Lomb Incorporated

Offer to Exchange
2004 Senior Convertible Securities due 2023
(CUSIP No. 071707AM5)
and an Exchange Fee for all outstanding
Floating Rate Convertible Senior Notes due 2023
(CUSIP Nos. 071707AJ2 and 071707AK9)

which will be Registered Under the Securities Act of 1933,
as Amended, Prior to Closing

        You must use this form, or a form substantially equivalent to this form, to accept the Exchange Offer of Bausch & Lomb Incorporated (the "Company") made pursuant to the preliminary prospectus, dated November 15, 2004 (together with any subsequent preliminary or final prospectus, the "Prospectus"), if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Citibank, N.A., as exchange agent (the "Exchange Agent"), prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. This form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender outstanding Floating Rate Convertible Senior Notes due 2023 (the "Old Notes") pursuant to the Exchange Offer, a Letter of Transmittal (or facsimile thereof) or an electronic confirmation pursuant to The Depository Trust Company's ATOP system, with any required signature guarantees and any other required documents must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

Delivery To:

Citibank, N.A.

Exchange Agent

By Hand: Citibank, N.A. 111 Wall Street, 15th Floor New York, NY 10005 Attn. Sebastian Andrieszyn	By Mail: Citibank, N.A. 111 Wall Street, 15th Floor New York, NY 10005 Attn. Sebastian Andrieszyn
By Overnight Mail or Courier: Citibank, N.A. 111 Wall Street, 15th Floor New York, NY 10005 Attn. Sebastian Andrieszyn	By Facsimile: (212) 657-1020 Confirm by Telephone: (212) 657-9055

For information:

For Information with respect to the Exchange Offers call:

Georgeson Shareholder Communications Inc.
17 State Street, 10th Floor
New York, NY 10004
(866) 873-6981 (Toll Free)
(212) 440-9800 (Banks and Brokerage Firms)

The Dealer Manager is:

Citigroup Global Markets Inc.

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus.

        The undersigned understands that tenders of Old Notes will be accepted only in authorized denominations. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn as provided in the Prospectus.

DESCRIPTION OF REGISTERED OLD NOTES (CUSIP NO. 071707AJ2)	1	2	3

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Note Certificate Number(s)/Account Number(s)*	Aggregate Principal Amount of Old Note(s)	Principal Amount Tendered**

	Total

* For book-entry to The Depositary Trust Company, please provide account number.
** Unless otherwise indicated in this column, a Holder will be deemed to have tendered ALL of the Old Notes represented by the notes indicated in column 2. See Instruction 2. Old Notes tendered hereby must be in denominations of principal amount of $1,000 and any integral multiple thereof. See Instruction 1.

DESCRIPTION OF UNREGISTERED (144A) OLD NOTES (CUSIP NO. 071707AK9)	1	2	3

Name(s) and Address(es) of Registered Holder(s)	Note Certificate Number(s)/Account Number(s)*	Aggregate Principal Amount of Old Note(s)	Principal Amount Tendered**

	Total

* For book-entry to The Depositary Trust Company, please provide account number.
** Unless otherwise indicated in this column, a Holder will be deemed to have tendered ALL of the Old Notes represented by the notes indicated in column 2. See Instruction 2. Old Notes tendered hereby must be in denominations of principal amount of $1,000 and any integral multiple thereof. See Instruction 1.

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        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, personal representatives, administrators, trustees in bankruptcy, successors and assigns of the undersigned.

  PLEASE SIGN HERE

x
x	Signature(s) of Owner(s) or Authorized Signatory	Date
Area Code and Telephone Number:

        Must be signed by the Holder(s) of Old Notes as their name(s) appear(s) on a security position listing, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below:

Please print name(s) and address(es)

Name(s):

Capacity
Address(es):

        DO NOT SEND NOTES WITH THE FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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